Exhibit (a)(10)

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

   ESTABLISHMENT AND DESIGNATION OF ADDITIONAL SERIES OF SHARES OF BENEFICIAL
    INTEREST, $0.01 PAR VALUE PER SHARE; ESTABLISHMENT OF ADDITIONAL SERIES;
                ESTABLISHMENT OF NEW PRINCIPAL PLACE OF BUSINESS

     Whereas the Trustees of Pilgrim Variable Products Trust, a Massachusetts business trust ("the Trust"), wish to establish two separate classes of shares (the "Classes") for each of the eight existing Series of the Trust, as well as establish eight new Series of the Trust and change the principal place of business of the Trust;

     NOW  THEREFORE,  the  undersigned,  being a majority of the Trustees of the
Trust:

     (1) acting pursuant to Section 5.13 of the Declaration of Trust dated December 17, 1993, as amended (the "Declaration of Trust"), hereby divide the shares of the eight existing Series of the Trust (the Pilgrim VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio and the Pilgrim VP High Yield Bond Portfolio) into two Classes designated "Pilgrim Variable Products Trust Class R" and "Pilgrim Variable Products Trust Class S," each Class hereby created having the following special and relative rights:

          a. As contemplated by the Declaration of Trust, all provisions of the Declaration of Trust relating to each share of beneficial interest of each Class shall apply to the two Classes, it being hereby further provided that:

               (i) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to the Shares of Pilgrim Variable Products Trust Class R or the shares of Pilgrim Variable Products Trust Class S shall be charged to and borne solely by such Class and the bearing of expenses solely by such Class shall be appropriately reflected (in a manner determined by the Trustees) and cause differences in, the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of such Class. The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Classes of the Trust, and each such allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

               (ii) All shares of the eight existing Series outstanding immediately prior to the effective date of the registration statement filed by the Trust with the Securities and Exchange Commission covering the offer and sale of the two Classes shall be designated "Pilgrim Variable Products Trust Class R."

     (2) acting pursuant to Section 5.11 of the Declaration of Trust, hereby establish and designate eight additional series of the Trust which Series hereby created shall have the following special and relative rights:

          a. The Series shall be designated as the:

               *    Pilgrim VP Worldwide Growth Portfolio;
               *    Pilgrim VP International SmallCap Growth Portfolio;
               *    Pilgrim VP International Portfolio;
               *    Pilgrim VP Emerging Countries Portfolio;
               *    Pilgrim VP Growth and Income Portfolio;
               *    Pilgrim VP LargeCap Growth Portfolio;
               *    Pilgrim VP Financial Services Portfolio; and
               *    Pilgrim VP Convertible Portfolio.

          b. As contemplated by the Declaration of Trust, all provisions of the Declaration of Trust relating to each share of beneficial interest of each Series shall apply to the Series; it being further provided that:

               (i) each Series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the then-current prospectus and registration statement for the Series as filed with the Securities and Exchange Commission. Each Series shall consist of shares of Pilgrim Variable Products Trust Class S and each share of beneficial interest of each Series shall be redeemable, shall represent a pro rata beneficial interest in the assets of the respective Series, and shall be entitled to receive its pro rata share of net assets allocable to such shares of such Series upon liquidation of that Series, all as provided in the Declaration of Trust. The proceeds of sales of Shares of beneficial interest of a Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Series, unless otherwise required by law.

               (ii) The assets and liabilities of the Trust shall be allocated among the Series and each other Series within the Trust, as set forth in Section
5.11 of the Declaration of Trust, except as described below:

                    (i) Costs incurred by the Trust on behalf of a Series in connection with the organization and initial registration and public offering of Shares of beneficial interest of that Series shall be allocated to that Series to the extent permissible; and

                    (ii) The Trustees may from time to time in particular  cases make specific allocation of assets or liabilities among the Series or Classes within the Trust and each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (3) acting pursuant to Section 8.3 of the Declaration of Trust, hereby amend the Declaration of Trust as follows:

     Section 10.6 of the Declaration of Trust is hereby amended to read in its entirety as follows:

     "Section 10.6. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Trust is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034. The principal place of business may be changed by resolution of the majority of the Trustees.

     IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of the Declaration of Trust.

Dated: April __, 2001


----------------------------------      ----------------------------------------
Paul S. Doherty                         Thomas McInerney


----------------------------------      ----------------------------------------
Alan L. Gosule                          Walter H. May


----------------------------------      ----------------------------------------
Jock Patton                             David W.C. Putnam


----------------------------------      ----------------------------------------
Blaine E. Rieke                         John G. Turner


----------------------------------
Richard A. Wedemeyer

                                       3